As filed with the Securities and Exchange Commission on May 8, 2020

Registration No. 333-235280
_________________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
(Exact name of registrant as specified in its charter)
_________________________________

Delaware	47-4787177
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
6325 Digital Way
Suite 460
Indianapolis, Indiana 46278
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________________

Gil Melman
Executive Vice President, Corporate Secretary, General Counsel and Chief Compliance Officer
6325 Digital Way
Suite 460
Indianapolis, Indiana 46278
(765) 828-2580
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________

Copy to:

Clint Smith Jones Walker, LLP 201 St. Charles Avenue New Orleans, Louisiana 70170-5100 (504) 582-8000
_________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ¨

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ¨

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ¨

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.0001 per share	12,029	$0.0001(2)	$1.20	$0.01(3)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends or similar transactions.
(2) Based upon the exercise price per warrant.
(3) The securities subject to this registration statement were previously registered under a Registration Statement on Form S-1 (File No. 333-235280) filed with the SEC on November 26, 2019 and declared effective on January 31, 2020. This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by the Company to convert the Form S-1 Registration Statement into a registration statement on Form S-3, and contains an updated prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants. The total number of shares of Common Stock registered on this Registration Statement has been reduced to 12,029 to account for the shares of Common Stock issuable upon Warrants sold in the Rights Offering. All filing fees payable in connection with the issuance of these shares were previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE
 _________________________________________________________________________________________________________________
On November 26, 2019, Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (No. 333-235280), which was declared effective on January 31, 2020 (the “Form S-1 Registration Statement”). The Form S-1 Registration Statement relates to a rights offering (the “Rights Offering”), pursuant to which the Company distributed on January 31, 2020 to holders (other than certain excluded stockholders) of its common stock, par value $0.0001 per share (the “Common Stock”), at no charge, transferable subscription rights (the “Subscription Rights”) to purchase units (the “Units”), each unit consisting of one share of Series B-3 Preferred Stock, par value $0.0001 per share (the “Series B-3 Preferred Stock”) and 34.375 warrants (subject to rounding) to purchase Common Stock (the “Warrants”). Each Warrant is exercisable for one share of Common Stock at a price of $0.0001 per share from the date of issuance.
On March 4, 2020, the Company completed the Rights Offering and issued an aggregate of 350 shares of Series B-3 Preferred Stock and 12,029 Warrants. As a result of the Rights Offering, the Company will issue shares of Common Stock to holders of the Warrants from time to time in the future and in amounts determined by such holders through their exercise of Warrants, and the shares of Common Stock subject to this this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (this “Post-Effective Amendment No. 1”) are being registered for this purpose.
This Post-Effective Amendment No. 1 covers the offer and sale by the Company of the Common Stock that is issuable upon the exercise of the Warrants that are described in the preceding paragraph. No further offer or sale is being made by the Company pursuant to this Post-Effective Amendment No. 1 and the prospectus included herein.
This Post-Effective Amendment No. 1 is being filed by the Company to convert the Form S-1 Registration Statement into a registration statement on Form S-3, and contains an updated prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants. The total number of shares registered on this Registration Statement has been reduced to 12,029 shares of Common Stock to account for the number of shares of Common Stock that may be issued upon exercise of Warrants sold in the Rights Offering.
We previously paid to the SEC the entire registration fee relating to the Common Stock that is the subject of this Post-Effective Amendment No. 1.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION DATED MAY 8, 2020

Infrastructure and Energy Alternatives, Inc.
Up to 12,029 Shares of Common Stock
Issuable upon the Exercise of Warrants

This prospectus relates to the issuance by Infrastructure and Energy Alternative, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), of up to 12,029 shares of common stock, par value $0.0001 per share (the “Common Stock”), which are issuable upon the exercise of certain outstanding warrants (the “Warrants”).
The Warrants were issued upon settlement of the Company’s rights offering (the “Rights Offering”). In the Rights Offering, the Company distributed on January 31, 2020 to holders (other than certain excluded stockholders) of its Common Stock, at no charge, transferable subscription rights (the “Subscription Rights”) to purchase units (the “Units”), each unit consisting of one share of Series B-3 Preferred Stock, par value $0.0001 per share (the “Series B-3 Preferred Stock”) and 34.375 Warrants to purchase Common Stock. Each Warrant is exercisable for one share of Common Stock at a price of $0.0001 per share (the “Exercise Price”) from the date of issuance. On March 4, 2020, the Company completed the Rights Offering and issued an aggregate of 350 shares of Series B-3 Preferred Stock and 12,029 Warrants. As of the date of this prospectus, there were 12,029 Warrants outstanding, representing the right to purchase an aggregate of 12,029 shares of Common Stock.
Our Common Stock is listed on the NASDAQ Capital Market, or NASDAQ, under the symbol “IEA.” On May 7, 2020, the last reported sale price of our Common Stock was $2.15 per share.

You should carefully read this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before making an investment decision. Holding shares of our Common Stock involves risks that are described in the “Risk Factors” section on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2020.

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IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement we prepare or authorize and in any related free writing prospectus or other information to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus filed by us with the Securities Exchange Commission (the “SEC”) is only accurate as of the respective dates of such documents.
You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus.

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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this entire prospectus carefully, including the documents incorporated by reference, which are described under “Where You Can Find More Information” and “Incorporation by Reference.” Before making an investment decision, you should carefully consider, among other things, the matters discussed in “Risk Factors” included elsewhere in this prospectus.
Information about the Company
The Company is a holding company that, through various subsidiaries, is a leading diversified infrastructure construction company with specialized energy and heavy civil expertise throughout the United States. The Company specializes in providing complete engineering, procurement and construction services throughout the U.S. for the renewable energy, traditional power and civil infrastructure industries. These services include the design, site development, construction, installation and restoration of infrastructure. Although the Company has historically focused on the wind industry, its recent acquisitions have expanded its construction capabilities and geographic footprint in the areas of environmental remediation, industrial maintenance, specialty paving, heavy civil and rail infrastructure construction, creating a diverse national platform of specialty construction capabilities. We believe we have the ability to continue to expand these services because we are well-positioned to leverage our expertise and relationships in the wind energy business to provide complete infrastructure solutions in all areas.
We were founded in 1947 as White Construction and we became a public company as Infrastructure and Energy Alternatives, Inc. in March 2018 when we merged with a special purpose acquisition company (a non-operating shell company).
Our principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 and our telephone number is (765) 828-2580. Our website address is www.iea.net. The information contained on our website is not incorporated by reference into, and does not form part of, this prospectus.
Rights Offering
On January 31, 2020, the Company commenced the Rights Offering, and distributed to holders (other than certain excluded stockholders) of its Common Stock, at no charge, transferable Subscription Rights to purchase Units, each Unit consisting of one share of Series B-3 Preferred Stock and 34.375 Warrants (subject to rounding) to purchase Common Stock. Each Warrant is exercisable for one share of Common Stock at an Exercise Price of $0.0001 per share from the date of issuance. On March 4, 2020, the Company completed the Rights Offering and issued an aggregate of 350 shares of Series B-3 Preferred Stock and 12,029 Warrants.
Description of Warrants
The Company is not offering to issue or sell Warrants. Rather, as described in greater detail in this prospectus, the Company is obligated to issue shares of Common Stock to the holders of Warrants who purchased those Warrants in the Rights Offering, from time to time and in amounts determined by such holders through their exercise of Warrants. The shares of Common Stock subject to this registration statement are being registered for this purpose.
Each Warrant entitles the holder to purchase one share of our Common Stock at an Exercise Price of $0.0001 per share. The Warrants are exercisable for cash, or, during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis or pursuant to an applicable exemption, at any time and from time to time after the date of issuance. The number of shares of Common Stock issuable upon exercise of the Warrants adjust for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs. As of the date of this prospectus, there were 12,029 Warrants outstanding, representing the right to purchase an aggregate of 12,029 shares of Common Stock. Please see “Description of Securities.”
Listing of Shares of Common Stock
Our Common Stock trades on the NASDAQ Capital Market under the symbol “IEA.”

THE OFFERING

Issuer:	Infrastructure and Energy Alternatives, Inc.

Shares of Common Stock that may be offered by the Issuer:	Up to 12,029 shares of Common Stock issuable upon the exercise of Warrants.

Offering:
The purpose of this offering is to register the shares of Common Stock that are issuable upon the exercise of outstanding Warrants sold in the Rights Offering.

As a result of the Rights Offering, the Company issued an aggregate of 350 shares of Series B-3 Preferred Stock and 12,029 Warrants. The Company is obligated to issue shares of Common Stock to the holders of Warrants who purchased those Warrants in the Rights Offering, from time to time and in amounts determined by such holders through their exercise of Warrants. The shares of Common Stock subject to this registration statement are being registered for this purpose.

Each Warrant entitles the holder to purchase one share of our Common Stock at an Exercise Price of $0.0001 per share. The Warrants are exercisable for cash, or, during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis or pursuant to an applicable exemption, at any time and from time to time after the date of issuance. The number of shares of Common Stock issuable upon exercise of the Warrants adjust for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs. As of the date of this prospectus, there were 12,029 Warrants outstanding, representing the right to purchase an aggregate of 12,029 shares of Common Stock. Please see “Description of Securities.”

Use of Proceeds:
Because the Exercise Price of the Warrants is $0.0001 per share, the Company would receive only nominal consideration from any payment of the Exercise Price in cash. Any proceeds will be used to pay the expenses of this offering.

Risk Factors:	For more information, see “Risk Factors” beginning on page 3 of this prospectus.

NASDAQ Common Stock symbol:	“IEA.”

Transfer Agent and Registrar:	Continental Stock Transfer & Trust Company.

RISK FACTORS
Investing in our Common Stock involves certain risks. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our 2019 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our Common Stock. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our Common Stock could decline and you could lose all or part of your investment. For access to documents that are incorporated by reference into this prospectus, please see the section entitled, “Where You Can Find More Information” and “Incorporation by Reference.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, and the documents to which the Company refers you in this registration statement, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this Quarterly Report, regarding expectations for the impact of COVID-19 future financial performance, business strategies, expectations for our business, future operations, liquidity positions, availability of capital resources, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements.

These forward-looking statements are based on information available as of the date hereof and as of the respective dates of the documents containing the forward-looking statements, and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•
potential risks and uncertainties relating to the ultimate impact of COVID-19, including the geographic spread, the severity of the disease, the duration of the COVID-19 pandemic, actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets;

•	availability of commercially reasonable and accessible sources of liquidity and bonding;

•	our ability to generate cash flow and liquidity to fund operations;

•	the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

•	our ability to identify acquisition candidates and integrate acquired businesses;

•	consumer demand;

•	our ability to grow and manage growth profitably;

•	the possibility that we may be adversely affected by economic, business, and/or competitive factors;

•	market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

•
our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects;

•
the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

•	the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

•	customer disputes related to the performance of services;

•	disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

•	our ability to replace non-recurring projects with new projects;

•	the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;

•	the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

•	fluctuations in maintenance, materials, labor and other costs;

•	our beliefs regarding the state of the renewable wind energy market generally; and

•	the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our quarterly reports, other public filings and press releases.
We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
Because the Exercise Price of the Warrants is $0.0001 per share, the Company would receive only nominal consideration from any exercise of the Warrants where the holder pays the applicable Exercise Price in cash. Any proceeds will be used to pay the expenses of this offering.

DETERMINATION OF OFFERING PRICE
The offering price per share of Common Stock issuable under the Warrants is determined by reference to the Exercise Price of the Warrants. The exercise price of the Warrants is $0.0001 per share, subject to any adjustment pursuant to the Warrant Agreement (as defined below). For additional information see “Description of Securities-Description of Warrants and Common Stock-Warrants-Adjustments.”

PLAN OF DISTRIBUTION
As provided in the Warrant Agreement, the shares of Common Stock offered and sold pursuant to this prospectus will be delivered by the Company directly to holders of Warrants upon the exercise of Warrants, when and to the extent such holder elects to exercise such Warrants.
Our Common Stock trades on the NASDAQ Capital Market under the symbol “IEA.” The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS AND COMMON STOCK
General
Our Certificate of Incorporation authorizes us to issue up to 101,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The following sections provide descriptions of our Common Stock and Warrants. The summary descriptions below are not meant to be complete descriptions and are subject to, and qualified in their entirety by reference to, our Certificate of Incorporation, the Warrant Agreement and our Bylaws, each of which is incorporated herein by reference, the applicable provisions of the Delaware General Corporation Law (“DGCL”) and other applicable provisions of Delaware law.
Warrants
The Warrants are issued in registered form under a warrant agent agreement (the “Warrant Agreement”) with Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”).
Number. We have issued 12,029 Warrants to purchase up to 12,029 shares of Common Stock to subscribers in the Rights Offering.
Exercise Price. Each Warrant entitles the registered holder to one share of our Common Stock at a price of $0.0001 per share, subject to adjustment as discussed below.
Subject to the provisions of the Warrant and Warrant Agreement, a Warrant may be exercised by the holder thereof by surrendering it, at the office of the Warrant Agent by paying in full the exercise price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, as follows:

•	by good certified check or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company; or

•
by instructing the Company to withhold a number of shares of Common Stock then issuable upon exercise of the Warrant with an aggregate Fair Market Value as of the exercise date equal to such aggregate exercise price.

Notwithstanding anything else in the Warrant Certificate or the Warrant Agreement, no Warrant may be exercised, except through “cashless exercise,” unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act, and a prospectus thereunder relating to the shares of Common Stock is current, or (ii) if, in the Company’s sole determination, an exemption from the registration requirements under the Securities Act, and applicable state law is available with respect thereto. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful. In the event that a registration statement under the Securities Act with respect to the Common Stock underlying the Warrants is not effective or a current prospectus is not available, or because such exercise would not be exempt from the registration requirements of the Securities Act and applicable securities laws of the states or other jurisdictions in which the holder resides, the registered holder shall not be entitled to exercise the Warrants. In no event will the Company be required to “net cash settle” the warrant exercise.
Fair Market Value means, as of any particular date: (a) the volume weighted average price per share of the Common Stock for each Business Day referred to below on the principal domestic securities exchange on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such Business Day referred to below, the average of the highest bid and lowest asked prices for the Common Stock on such exchanges at the end of such Business Day referred to below; (c) if on any such Business Day referred to below the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such Business Day referred to below; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on any such Business Day referred to below, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such Business Day referred to below; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined by the Board from time to time. “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed. “Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink. “OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.
Exercise Period. There is no expiration date for the exercise of the Warrants.
Reservation of Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.
Adjustments. The number of shares of Common Stock underlying the Warrants adjusts as follows:

•
Adjustment Upon Dividend, Subdivision or Combination of Common Stock. If the Company, at any time or from time to time after the issuance of the Warrants, (i) pays a dividend or makes any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in options or convertible securities to all or substantially all the holders of the Common Stock, or (ii) subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, in each case other than any such transaction covered below, the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to any such dividend, distribution or subdivision shall be proportionately increased so that the registered holder shall be entitled to receive upon the exercise of the Warrant the number of shares of Common Stock or other securities of the Company that the registered holder would have owned or would have been entitled to receive upon or by reason of any event described above, had the Warrant been exercised or converted immediately prior to the occurrence of such event. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such combination shall be proportionately decreased so that the registered holder shall be entitled to receive upon the exercise of the Warrant the number of shares of Common Stock or other securities of the Company that the registered holder would have owned or would have been entitled to receive upon or by reason of any event described above, had the Warrant been exercised or converted immediately prior to the occurrence of such event.

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Adjustment Upon Cash Distributions and Other Distributions. If the Company distributes to the holders of Common Stock, (x) cash or any other property or securities, or (y) any rights, options or warrants to subscribe for or purchase any of the foregoing (other than, in each case set forth in clause (x) and clause (y), any dividend or distribution described above or below), then, in each such case, the registered holder shall be entitled to participate in such distribution to the same extent that the registered holder would have participated therein if the registered holder had exercised this Warrant in full immediately before the date of which a record is taken for such distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the participation in such distribution. For the avoidance of doubt, no repurchase or redemption by the Company or any of its subsidiaries of any securities of the Company shall be considered a distribution.

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Adjustment Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another person, (iv) sale of all or substantially all of the Company’s assets to another Person, (v) deemed liquidation event or (vi) other similar transaction, in each case which entitles all or substantially all of the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets or consideration with respect to or in exchange for Common Stock, each Warrant shall, immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction, be canceled (without any action of the registered holder and regardless of any limitation or restriction on the exercisability of the Warrant that may otherwise be applicable) with the registered holder entitled to receive the kind and number of shares of stock, securities, cash or other assets or consideration resulting from such transaction to which the registered holder would have been entitled as a holder of the applicable number of shares of Common Stock then issuable upon exercise of the Warrant as a result of such exercise if the holder had exercised the Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of shares of Common Stock then issuable thereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Warrant).

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Adjustment of Warrant Upon Spin-off. If, at any time after the issuance of the Warrants but prior to the exercise hereof, the Company shall spin off another person (the “Spin off Entity”), then the Company (a) shall issue to the registered holder a new warrant to purchase, at the Warrant price, the number of shares of common stock or other proprietary interest in the Spin off Entity (and any other consideration) that the registered holder would have owned had the registered holder exercised or converted the Warrant immediately prior to the consummation of such spin off.

Such new warrant shall provide for rights and obligations which shall be as nearly equivalent as may be practicable to the rights and obligations provided for in the Warrant.
Amendment. The Warrants are issued in registered form under the Warrant Agreement, which provides that the terms of Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Warrants to make any change that adversely affects the interests of the registered holders of Warrants.
Common Stock
Our Certificate of Incorporation provides that all of the shares of our Common Stock have identical rights, powers, preferences and privileges.
Voting Power. Common Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified by our Certificate of Incorporation or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors is divided into three classes, each of which will serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors.
Dividends and Other Distribution. The holders of our Common Stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor and subject to the provisions of the Series A Preferred Stock and Series B Preferred Stock.
Liquidation, Dissolution and Winding Up. In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive Rights. Our stockholders have no preemptive or other Subscription Rights and there are no sinking fund or redemption provisions applicable to our Common Stock.
Market
Our Common Stock is listed on the NASDAQ Capital Market under the symbol IEA.
Our Transfer Agent
The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws
Delaware General Corporation Law Section 203
We are subject to a provision in our Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes our M III Sponsor I LLC, M III Sponsor I LP, Oaktree Capital Management, L.P, Infrastructure and Energy Alternatives, LLC and each of their successors and affiliates and each of their respective transferees from the definition of “interested stockholder.” Section 203 (and the substantially similar provision contained in our Certificate of Incorporation) prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Classification of Board
Our Certificate of Incorporation provides that our Board is classified into three classes of directors. The members of each class serve for a three-year term. The terms are staggered, so that each year the term of only one of the classes expires. Staggering directors’ terms makes it more difficult for a potential acquirer to seize control of us through a proxy contest, even if the acquirer controls a majority of our stock, because only one-third of the directors stands for election in any one year.
Change in Number of Directors
In addition, our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to the terms of the Third A&R Investor Rights Agreement, our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by a resolution adopted by the Board of Directors.
Amendment Requirements
Our Certificate of Incorporation requires the approval by affirmative vote of the holders of at least two-thirds of the Common Stock to make any amendment to key provisions of our Certificate of Incorporation or Bylaws (and with respect to our Bylaws, 80% in some cases).
Future Issuances of Stock
Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Special Meeting of Stockholders
Our Bylaws provide that special meetings of our stockholders may be called only by (i) the chairman of our Board, (ii) our Chief Executive Officer, (iii) a majority of our Board, or (iv) directors designated by the M III Sponsor or Oaktree subject to certain conditions. Further, our Certificate of Incorporation has a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders.
If our annual meeting is called for a date that is not within 45 days before or after such anniversary date, a stockholder’s notice will need to be received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting.
Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include:

•	a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meeting;

•	the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

•	the class or series and number of shares of our capital stock owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made;

•
a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

•	any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business; and

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before such meeting.
These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in the proxy statement we prepare to solicit proxies for such annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Limitation of Liability and Indemnification
Our Certificate of Incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.
Our Bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
We have also entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current Certificate of Incorporation and under Delaware law. The indemnification agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions and, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

LEGAL MATTERS

The validity of the Common Stock offered by this prospectus will be passed upon for us by Jones Walker LLP, New Orleans, Louisiana.

EXPERTS

The consolidated financial statements of Infrastructure and Energy Alternatives, Inc. as of December 31, 2019 and 2018, and for each of the years ended December 31, 2019 and 2018, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Infrastructure and Energy Alternatives, Inc. 's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

The consolidated financial statements of Infrastructure and Energy Alternatives, Inc. for the year ended December 31, 2017 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, appearing herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.iea.net. Our website is not a part of this prospectus and information on, or accessible through, our website is not part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those filings, documents or the portions of those documents not deemed to be filed, including any information furnished pursuant to Items 2.02 or 7.01 of a Current Report on Form 8-K) (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the SEC on March 12, 2020), including information specifically incorporated by reference into such Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Shareholders filed on April 10, 2020;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 7, 2020;

•	Current Reports on Form 8-K filed with the SEC on January 27, 2020, February 20, 2020, March 4, 2020 and March 10, 2020; and

•
the description of our Common Stock contained in our Form 8-A filed on June 7, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our Common Stock.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Infrastructure and Energy Alternatives, Inc.
6235 Digital Way
Suite 460
Indianapolis, IN 46278
(765) 828-2580
Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this documents or you specifically request them.

Up to 12,029 Shares of Common Stock
Issuable upon the Exercise of Warrants

PROSPECTUS

, 2020

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
Set forth below are the expenses to be incurred in connection with the issuance and distribution of the securities to be registered. The amounts set forth below are estimates.

SEC registration fee(1)	$—
Legal fees and expenses	7,500
Accounting fees and expenses	20,000
Warrant Agent fees and expenses(2)	—
Total	$27,500
(1) The securities subject to this registration statement were previously registered under a Registration Statement on Form S-1 (File No. 333-235280) filed with the SEC on November 26, 2019 and declared effective on January 31, 2020. This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by the Company to convert the Form S-1 Registration Statement into a registration statement on Form S-3, and contains an updated prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants. The total number of shares of Common Stock registered on this Registration Statement has been reduced to 12,029 to account for the shares of Common Stock issuable upon Warrants sold in the Rights Offering. All filing fees payable in connection with the issuance of these shares were previously paid.

Item 15. Indemnification of Directors and Officers.
Our Certificate of Incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), as is currently in effect or as may be amended. Section 145 of the DGCL as currently in effect provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, Bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Our Certificate of Incorporation provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification thereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized thereby.
The Company has obtained directors’ and officers’ insurance to cover its directors, officers and some of its other employees for certain liabilities.
Our Bylaws provide for the indemnification of our directors, officers or other persons in accordance with our Certificate of Incorporation.
We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current Certificate of Incorporation. The indemnification agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Item 6. Exhibits

(a)    Exhibits.

Exhibit Number	Description
2.1#
Agreement and Plan of Merger, dated as of November 3, 2017, by and among the Company, IEA Energy Services LLC, Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and, solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 2.1 to the Company’s Amendment No. 1 to its Current Report on Form 8-K (File No. 001-37796) filed November 8, 2017).

2.2
Amendment No. 1 to the Agreement and Plan of Merger, dated as of November 15, 2017, by and among IEA Energy Services LLC, M III Acquisition Corp., Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed November 21, 2017).

2.3
Amendment No. 2 to the Agreement and Plan of Merger, dated as of December 27, 2017, by and among IEA Energy Services LLC, M III Acquisition Corp., Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed January 2, 2018).

2.4
Amendment No. 3 to the Agreement and Plan of Merger, dated as of January 9, 2018, by and among IEA Energy Services LLC, M III Acquisition Corp., Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 2.4 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed January 10, 2018).

2.5
Amendment No. 4 to the Agreement and Plan of Merger, dated as of February 7, 2018, by and among IEA Energy Services LLC, M III Acquisition Corp., Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 2.5 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed February 9, 2018).

2.6
Amendment No. 5 to the Agreement and Plan of Merger, dated as of March 8, 2018, by and among IEA Energy Services LLC, M III Acquisition Corp., Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 2.6 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed March 8, 2018).

2.7
Purchase and Sale Agreement, dated August 9, 2018, by and among IEA Energy Services LLC, Consolidated Construction Solutions I LLC and Consolidated Construction Investment Holdings LLC (incorporated by reference to Exhibit 2.1 to the Company’s Amendment to the Current Report on Form 8-K/A (File No. 001-37796) filed August 14, 2018).

2.8#
Equity Purchase Agreement, dated October 12, 2018, by and among IEA Energy Services LLC, William Charles Construction Group and the owners thereof (incorporated by reference to Exhibit 2.1 to the Company’s Amendment to the Current Report on Form 8-K/A (File No. 001-37796) filed October 15, 2018).

2.9
Amendment No. 1 to Equity Purchase Agreement, dated October 31, 2018, by and among IEA Energy Services LLC, William Charles Construction Group and the owners thereof (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed November 2, 2018).

3.1
Second Amended and Restated Certificate of Incorporation of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-3/A (File No. 333-224337) filed with the Securities Exchange Commission on June 7, 2018).

3.2
Amended and Restated Bylaws of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with on March 29, 2018).

3.3
Certificate of Designations of Series A Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed on March 29, 2018).

3.4
Amended and Restated Certificate of Designations of Series A Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed May 22, 2019).

3.5
Certificate of Designations of Series B Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed May 22, 2019).

3.6
Amended and Restated Certificate of Designations of Series B-1 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed on August 30, 2019).

3.7
Certificate of Designations of Series B-2 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed on August 30, 2019).

3.8
Certificate of Designations of Series B-3 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 15, 2019).

3.9
Second Amended and Restated Certificate of Designations of Series B-1 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 15, 2019).

3.10
Amended and Restated Certificate of Designations of Series B-2 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 15, 2019).

4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.2
Specimen Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.3
Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.4
Warrant Certificate, dated August 30, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Ares Special Situations Fund IV, L.P. (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on August 30, 2019).

4.5
Warrant Certificate, dated August 30, 2019, by and among Infrastructure and Energy Alternatives, Inc. and ASOF Holdings I, L.P. (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on August 30, 2019).

4.6
Warrant Agreement, dated July 7, 2016, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on July 13, 2016).

4.7
Amended and Restated Warrant Agreement, dated as of March 26, 2018, by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent. (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.8
Warrant Agreement, dated May 20, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Ares Special Situations Fund IV, L.P. (incorporated by reference to Exhibit 10.6 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on May 22, 2019).

4.9
Warrant Agreement, dated May 20, 2019, by and among Infrastructure and Energy Alternatives, Inc. and OT POF IEA Preferred B Aggregator, L.P. (incorporated by reference to Exhibit 10.7 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on May 22, 2019).

4.10
Warrant Certificate, dated November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Ares Special Situations Fund IV, L.P. (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 15, 2019).

4.11
Warrant Certificate, dated November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc. and ASOF Holdings I, L.P. (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 15, 2019).

4.12
Warrant Certificate, dated November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Infrastructure and Energy Alternatives, LLC (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 15, 2019).

4.13	Subscription Rights Certificate (incorporated by reference to Exhibit 4.13 of the Company’s Registration Statement on Form S-1 (File No. 333-235280) filed on January 29, 2020).

4.14	Form of Warrant Certificate (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed on March 4, 2020).
4.15
Warrant Agreement, dated as of March 3, 2020, by and between Infrastructure and Energy Alternatives, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed on March 4, 2020).

5.1**	Legal Opinion of Jones Walker LLP.
16.1
Letter of Crowe LLP, dated as of April 23, 2018 (incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on April 25, 2018).

21.1
List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K (File No. 001-37796) filed with the Securities Exchange Commission on March 12, 2020).

23.1**	Consent of Jones Walker LLP (contained in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche, LLP.
23.3*	Consent of Crowe LLP.
24.1*	Power of Attorney (included on signature page).
* Filed herewith.
** Previously filed.
# Schedules have been omitted pursuant to Item 601(b)(2) of Regulations S-K. We will furnish omitted schedules to the Securities Exchange Commission upon request by the Commission.
† Indicates a management contract or compensatory plan or arrangement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 or Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to §230.424(b) of this chapter that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is subject to Rule 430B:

(A)
Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on May 8, 2020.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. (Registrant)

Dated: May 8, 2020	By:	/s/ JP Roehm
Name: JP Roehm
Title: President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints JP Roehm, Peter J. Moerbeek and Gil Melman, as the undersigned’s true and lawful attorney-in-fact and agent, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to affect the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ JP Roehm	President, Chief Executive Officer and Director	May 8, 2020
Name: JP Roehm		(Principal executive officer)

By:	/s/ Peter J. Moerbeek	Chief Financial Officer	May 8, 2020
Name: Peter J. Moerbeek		(Principal financial officer)

By:	/s/ Bharat Shah	Chief Accounting Officer	May 8, 2020
Name: Bharat Shah		(Principal accounting officer)

By:	/s/ Derek Glanvill	Director and Chairman	May 8, 2020
Name: Derek Glanvill

By:	/s/ Peter Jonna	Director	May 8, 2020
Name: Peter Jonna

By:	/s/ Charles Garner	Director	May 8, 2020
Name: Charles Garner

By:	/s/ Terence Montgomery	Director	May 8, 2020
Name: Terence Montgomery

By:	/s/ Matthew Underwood	Director	May 8, 2020
Name: Matthew Underwood

By:	/s/ John Eber	Director	May 8, 2020
Name: John Eber